UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.  )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

HELMERICH & PAYNE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1437 SOUTH BOULDER AVENUE

TULSA, OKLAHOMA 74119

Supplement to Proxy Statement

for the Annual Meeting of Stockholders to be held on March 2, 2021

February 16, 2021

At the Annual Meeting of Stockholders (the “Annual Meeting”) of Helmerich & Payne, Inc. (the “Company,” “we,” or “our”) to be held online on Tuesday, March 2, 2021 at 12:00 p.m., Central time, stockholders of the Company will vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in our definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on January 19, 2021 (the “Proxy Statement”). This Supplement to the Proxy Statement (this “Supplement”) contains information to complement the Executive Compensation Discussion & Analysis (“CD&A”) section of our Proxy Statement. We are providing this Supplement as additional context to help you evaluate the compensation provided to our named executive officers for fiscal year 2020, particularly with respect to two of our named executive officers, Messrs. Robert L. Stauder and Wade W. Clark, in connection with their retirements in fiscal year 2020.

As described in the CD&A, 2020 was a challenging year for the oil and gas industry and the Company. In response to these challenges, we implemented cost controls, restructured our operations to accommodate scale during the energy industry’s downturn, reduced staffing levels, and reorganized our operations to align to new marketing and management strategies. We believe these actions ultimately benefited the Company and were in the best interest of our stockholders.

Our efforts to reduce staffing levels included offering a voluntary separation program to more than 700 of our corporate employees. Under this program, employees were entitled to certain benefits, including a lump sum payment. Other components of the separation program, the extent of which varied based on tenure, organizational level, and contributions to the Company, included the cash equivalent of premiums for health insurance coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act (COBRA) and the accelerated vesting of restricted stock to preclude forfeiture, which we believe were customary and appropriate under the circumstances. Across the organization, 60 corporate employees volunteered to participate, including Messrs. Stauder and Clark. The lump sum payments to Messrs. Stauder and Clark in connection with their separation described in the proxy statement were calculated pursuant to the same formula used for all participants in the separation program and their positions were not backfilled.

In light of the foregoing, we urge you to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in the Proxy Statement, as supplemented by this Supplement.

Important Information

Your vote is important! Whether or not you expect to attend the Annual Meeting online, please vote as promptly as possible so that we may be assured of a quorum to transact business. You may vote by using the Internet or telephone, by completing, signing, dating, and returning the proxy mailed to those who receive paper copies of the Proxy Statement, or by attending the Annual Meeting online at www.virtualshareholdermeeting.com/HP2021 using your 16-digit control number and casting your shares electronically on March 2, 2021. If you attend the Annual Meeting online, you may revoke your proxy and vote electronically during the Annual Meeting. Please read the Proxy Statement, as supplemented by this Supplement, because it contains important information.